Exhibit 99.1

Contact:	Matt Humphries, CFA	Rick Fernandez
	Senior Director, Investor Relations	Director, Corporate Communications
	Manhattan Associates, Inc.	Manhattan Associates, Inc.
	678-597-6574	678-597-6988
	mhumphries@manh.com	rfernandez@manh.com

Manhattan Associates Reports Third Quarter 2020 Results

Company raises full-year Revenue, Operating Margin and EPS guidance

ATLANTA – October 22, 2020 – Leading Supply Chain and Omnichannel Commerce Solutions provider Manhattan Associates Inc. (NASDAQ: MANH) today reported revenue of $149.8 million for the third quarter ended September 30, 2020. GAAP diluted earnings per share for Q3 2020 was $0.39 compared to $0.42 for Q3 2019. Non-GAAP adjusted diluted earnings per share for Q3 2020 and Q3 2019 was $0.51.

“This was a strong quarter for Manhattan Associates, despite the continued impact that the COVID-19 pandemic is having globally,” said Manhattan Associates president and CEO Eddie Capel. “Our cloud business continues to trend positively as more and more customers look for modern, agile and scalable supply chain and omnichannel commerce solutions to help them operate in a rapidly evolving world.”

“We are starting to see some positive signs that economic conditions are beginning to stabilize, and interest in our solutions continues to grow.” Mr. Capel continued, “As a result of our strong performance and our view through the end of the year, we are raising our full-year revenue, operating margin and EPS guidance.”

“We remain confident in the long-term outlook for our business and expect to continue to invest into our business to drive further market penetration while expanding our addressable market globally,” Mr. Capel concluded.

THIRD QUARTER 2020 FINANCIAL SUMMARY:

•	Consolidated total revenue was $149.8 million for Q3 2020, compared to $162.3 million for Q3 2019.
o	Cloud subscription revenue was $21.1 million for Q3 2020, compared to $14.2 million for Q3 2019.

o	License revenue was $13.2 million for Q3 2020, compared to $15.5 million for Q3 2019.
o	Service revenue was $73.5 million for Q3 2020, compared to $91.6 million for Q3 2019.
•	GAAP diluted earnings per share was $0.39 for Q3 2020, compared to $0.42 for Q3 2019.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $0.51 both for Q3 2020 and Q3 2019.
•	GAAP operating income was $35.0 million for both Q3 2020 and Q3 2019.
•	Adjusted operating income, a non-GAAP measure, was $44.1 million for Q3 2020, compared to $43.1 million for Q3 2019.
•	Cash flow from operations was $42.5 million for Q3 2020, compared to $39.9 million for Q3 2019. Days Sales Outstanding was 65 days at September 30, 2020, compared to 73 days at June 30, 2020.
•	Cash and investments totaled $166.3 million at September 30, 2020, compared to $123.6 million at June 30, 2020.
•

In April 2020, the Company suspended its share repurchase program because of COVID-19-related considerations. Accordingly, during the three months ended September 30, 2020, the Company did not repurchase any shares of Manhattan Associates common stock under the share repurchase program. The Company’s authorized repurchase limit remains at $50 million.

NINE MONTH 2020 FINANCIAL SUMMARY:

•	Consolidated revenue for the nine months ended September 30, 2020, was $439.3 million, compared to $465.0 million for the nine months ended September 30, 2019.
o	Cloud subscription revenue was $56.8 million for the nine months ended September 30, 2020, compared to $31.1 million for the nine months ended September 30, 2019.

o	License revenue was $28.6 million for the nine months ended September 30, 2020, compared to $39.6 million for the nine months ended September 30, 2019.
o	Service revenue was $232.7 million for the nine months ended September 30, 2020, compared to $274.2 million for the nine months ended September 30, 2019.
•	GAAP diluted earnings per share for the nine months ended September 30, 2020, was $1.04, compared to $1.06 for the nine months ended September 30, 2019.
•	Adjusted diluted earnings per share, a non-GAAP measure, was $1.32 for the nine months ended September 30, 2020, compared to $1.34 for the nine months ended September 30, 2019.
•	GAAP operating income was $85.9 million for the nine months ended September 30, 2020, compared to $90.9 million for the nine months ended September 30, 2019.
•	Adjusted operating income, a non-GAAP measure, was $110.3 million for the nine months ended September 30, 2020, compared to $114.8 million for the nine months ended September 30, 2019.
•	Cash flow from operations was $102.9 million for the nine months ended September 30, 2020, compared to $112.3 million for the nine months ended September 30, 2019.
•

During the nine months ended September 30, 2020, the Company repurchased 337,007 shares of Manhattan Associates common stock under the share repurchase program authorized by our Board of Directors, for a total investment of $25.0 million. However, as noted above, the Company’s share repurchase program has been suspended since April 2020.

2020 GUIDANCE

Manhattan Associates provides the following updated revenue, operating margin and diluted earnings per share guidance for the full year 2020:

	Guidance Range - 2020 Full Year
($'s in millions, except operating margin and EPS)	$ Range		% Growth Range

Total revenue - current guidance	$574	$579	-7%	-6%

Total revenue - previous guidance	$554	$570	-10%	-8%

Operating Margin:
GAAP operating margin - current guidance	17.8%	18.4%
Equity-based compensation	5.7%	5.6%
Adjusted operating margin(1) - current guidance	23.5%	24.0%

GAAP operating margin - previous guidance	17.3%	17.7%
Equity-based compensation	5.6%	5.4%
Adjusted operating margin(1) - previous guidance	22.9%	23.1%

Diluted earnings per share (EPS):
GAAP EPS - current guidance	$1.23	$1.27	-7%	-4%
Equity-based compensation, net of tax	0.44	0.44
Excess tax benefit on stock vesting	(0.06)	(0.06)
Adjusted EPS(1) - current guidance	$1.62	$1.66	-7%	-5%

GAAP EPS - previous guidance	$1.17	$1.23	-11%	-7%
Equity-based compensation, net of tax	0.42	0.42
Excess tax benefit on stock vesting	(0.06)	(0.06)
Adjusted EPS(1) - previous guidance	$1.53	$1.59	-12%	-9%

(1) Adjusted operating margin and adjusted EPS are non-GAAP measures that exclude the impact of equity-based compensation and acquisition-related costs, and the related income tax effects of these items if applicable.

Manhattan Associates currently intends to publish in each quarterly earnings release certain expectations with respect to future financial performance. Those statements, including the guidance provided above, are forward looking. Actual results may differ materially. See our cautionary note regarding “forward-looking statements” below. We note in particular that the severity, duration and ultimate impact of the COVID-19 pandemic are difficult to predict at this time. In addition, those statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of the release.

Manhattan Associates will make its earnings release and published expectations available on the investor relations section of the Manhattan Associates website at ir.manh.com. Following publication of this earnings release, any expectations with respect to future financial performance contained in this release, including the guidance above, should be considered historical only, and Manhattan Associates disclaims any obligation to update them.

CONFERENCE CALL

The Company’s conference call regarding its third quarter 2020 financial results will be held today, October 22, 2020, at 4:30 p.m. Eastern Time. The Company will also discuss its business and expectations for the year and next quarter in additional detail during the call. We invite investors to a live webcast of the conference call through the Investor Relations section of the Manhattan Associates website at ir.manh.com. To listen to the live webcast, please go to the website at least 15 minutes before the call to download and install any necessary audio software.

Those who cannot listen to the live broadcast may access a replay shortly after the call by dialing +1.855.859.2056 in the U.S. and Canada, or +1.404.537.3406 outside the U.S., and entering the conference identification number 5090349 or via the web at ir.manh.com. The phone replay will be available for two weeks after the call, and the Internet webcast will be available until Manhattan Associates’ fourth quarter 2020 earnings release.

GAAP VERSUS NON-GAAP PRESENTATION

The Company provides adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share in this press release as additional information regarding the Company’s historical and projected operating results. These measures are not in accordance with, or alternatives to, GAAP, and may be different from similarly titled non-GAAP measures used by other companies. The Company believes the presentation of these non-GAAP financial measures facilitates investors’ ability to understand and compare the Company’s results and guidance, because the measures provide supplemental information in evaluating the operating results of its business, as distinct from results that include items not indicative of ongoing operating results, and because the Company believes its peers typically publish similar non-GAAP measures. This release should be read in conjunction with the Company’s Form 8-K earnings release filing for the three and nine months ended September 30, 2020.

Non-GAAP adjusted operating income and margin, adjusted income tax provision, adjusted net income and adjusted diluted earnings per share exclude the impact of equity-based compensation, acquisition-related costs and the amortization of these costs, and (from time to time) restructuring charges – all net of income tax effects. We include reconciliations of the Company’s GAAP financial measures to non-GAAP adjustments in the supplemental information attached to this release.

ABOUT MANHATTAN ASSOCIATES

Manhattan Associates is a technology leader in supply chain and omnichannel commerce. We unite information across the enterprise, converging front-end sales with back-end supply chain execution. Our software, platform technology and unmatched experience help drive both top-line growth and bottom-line profitability for our customers.

Manhattan Associates designs, builds and delivers leading edge cloud and on-premise solutions so that across the store, through your network or from your fulfillment center, you are ready to reap the rewards of the omnichannel marketplace. For more information, please visit www.manh.com.

This press release contains “forward-looking statements” relating to Manhattan Associates, Inc.  Forward-looking statements in this press release include, without limitation, the information set forth under “2020 Guidance,” any statements about the future effect of the COVID-19 pandemic on our business, customers or the global economy, our business prospects following the pandemic, statements we make about market adoption of our cloud-based solution and other statements identified by words such as “may,” “expect,” “forecast,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “project,” “estimate,” and similar expressions. Prospective investors are cautioned that any of those forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by those forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by those forward-looking statements are: the risk that the duration and severity of the COVID-19 pandemic, and its ultimate effects on the global economy, our customers and our business, may be worse than expected; risks related to transitioning our business from a traditional perpetual license software company (generally hosted by our customers on their own premises and equipment) to a subscription/cloud-based software-as-a service model; disruption in the retail sector; the possible effect of new U.S. tariffs on imports from other countries (and possible responsive tariffs on U.S. exports by other countries) on international commerce; delays in product development; competitive and pricing pressures; software errors and information technology failures, disruption and security breaches; risks related to our products’ technology and customer implementations; and the other risk factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in Item 1A of Part II in subsequent Quarterly Reports on Form 10-Q. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

###

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenue:
Cloud subscriptions	$21,064	$14,242	$56,827	$31,110
Software license	13,233	15,486	28,649	39,621
Maintenance	37,305	37,763	108,947	111,185
Services	73,470	91,626	232,654	274,208
Hardware	4,685	3,158	12,213	8,896
Total revenue	149,757	162,275	439,290	465,020
Costs and expenses:
Cost of software license	527	748	1,673	1,963
Cost of cloud subscriptions, maintenance and services	64,672	73,618	201,382	211,151
Research and development	20,454	22,614	63,713	65,824
Sales and marketing	11,399	12,125	34,196	41,426
General and administrative	15,536	16,236	45,666	48,091
Depreciation and amortization	2,193	1,937	6,796	5,710
Total costs and expenses	114,781	127,278	353,426	374,165
Operating income	34,976	34,997	85,864	90,855
Other (loss) income, net	(891)	810	371	368
Income before income taxes	34,085	35,807	86,235	91,223
Income tax provision	9,119	8,700	19,535	22,219
Net income	$24,966	$27,107	$66,700	$69,004

Basic earnings per share	$0.39	$0.42	$1.05	$1.07
Diluted earnings per share	$0.39	$0.42	$1.04	$1.06

Weighted average number of shares:
Basic	63,524	64,247	63,541	64,591
Diluted	64,427	64,992	64,298	65,112

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Reconciliation of Selected GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Operating income	$34,976	$34,997	$85,864	$90,855
Equity-based compensation (a)	9,012	8,002	24,068	23,646
Purchase amortization (c)	107	108	324	323
Adjusted operating income (Non-GAAP)	$44,095	$43,107	$110,256	$114,824

Income tax provision	$9,119	$8,700	$19,535	$22,219
Equity-based compensation (a)	898	1,960	2,547	5,793
Tax benefit of stock awards vested (b)	119	88	3,861	146
Purchase amortization (c)	27	26	81	79
Adjusted income tax provision (Non-GAAP)	$10,163	$10,774	$26,024	$28,237

Net income	$24,966	$27,107	$66,700	$69,004
Equity-based compensation (a)	8,114	6,042	21,521	17,853
Tax benefit of stock awards vested (b)	(119)	(88)	(3,861)	(146)
Purchase amortization (c)	80	82	243	244
Adjusted net income (Non-GAAP)	$33,041	$33,143	$84,603	$86,955

Diluted EPS	$0.39	$0.42	$1.04	$1.06
Equity-based compensation (a)	0.13	0.09	0.33	0.27
Tax benefit of stock awards vested (b)	-	-	(0.06)	-
Purchase amortization (c)	-	-	-	-
Adjusted diluted EPS (Non-GAAP)	$0.51	$0.51	$1.32	$1.34

Fully diluted shares	64,427	64,992	64,298	65,112

(a)

Adjusted results exclude all equity-based compensation to facilitate comparison with our peers and because it typically does not require cash settlement. As explained in our Current Report on Form 8-K filed today with the SEC, we do not include this expense when assessing our operating performance. We do not receive a GAAP tax benefit for a portion of our equity-based compensation, mainly due to Section 162(m) of the Internal Revenue Code, which limits tax deductions for compensation granted to certain executives. The Tax Cuts and Jobs Act further increased those limitations. Thus, in the fourth quarter of 2019, we changed from applying an overall effective rate in our tax adjustment to using the actual tax benefit for equity-based compensation included in our GAAP results after considering the impact of non-deductible equity-based compensation.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Cost of services	$2,695	$2,407	$7,306	$6,952
Research and development	1,863	1,582	4,926	4,561
Sales and marketing	919	638	2,478	2,433
General and administrative	3,535	3,375	9,358	9,700
Total equity-based compensation	$9,012	$8,002	$24,068	$23,646

(b)

Adjustments represent the excess tax benefits and tax deficiencies of the equity awards vested during the period. Excess tax benefits (deficiencies) occur when the amount deductible on our tax return for an equity award is more (less) than the cumulative compensation cost recognized for financial reporting purposes. As discussed above, we excluded equity-based compensation from adjusted non-GAAP results to be consistent with other companies in the software industry and for the other reasons explained in our Current Report on Form 8-K filed with the SEC. Therefore, we also excluded the related tax benefit (expense) generated upon their vesting.

(c)

Adjustments represent purchased intangibles amortization from a prior acquisition. We exclude that amortization from adjusted results to facilitate comparison with our peers, to facilitate comparisons of the results of our core operations from period to period and for the other reasons explained in our Current Report on Form 8-K filed with the SEC.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$166,254	$110,678
Accounts receivable, net of allowance of $3,794 and $2,826, at September 30, 2020 and December 31, 2019, respectively	105,339	100,937
Prepaid expenses and other current assets	16,795	20,426
Total current assets	288,388	232,041

Property and equipment, net	17,930	22,725
Operating lease right-of-use assets	31,145	35,896
Goodwill, net	62,244	62,237
Deferred income taxes	4,386	6,814
Other assets	12,888	12,566
Total assets	$416,981	$372,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$18,038	$20,561
Accrued compensation and benefits	33,158	45,991
Accrued and other liabilities	19,363	19,325
Deferred revenue	113,205	94,371
Income taxes payable	1,325	1,348
Total current liabilities	185,089	181,596

Operating lease liabilities, long-term	27,613	32,416
Other non-current liabilities	16,302	15,989

Shareholders' equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2020 and 2019	-	-
Common stock, $0.01 par value; 200,000,000 shares authorized; 63,526,106 and 63,456,986 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	635	635
Retained earnings	206,735	159,490
Accumulated other comprehensive loss	(19,393)	(17,847)
Total shareholders' equity	187,977	142,278
Total liabilities and shareholders' equity	$416,981	$372,279

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2020	2019
	(unaudited)	(unaudited)
Operating activities:
Net income	$66,700	$69,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,796	5,710
Equity-based compensation	24,068	23,646
Loss (gain) on disposal of equipment	15	(436)
Deferred income taxes	2,409	(1,331)
Unrealized foreign currency loss (gain)	415	(570)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,799)	(9,178)
Other assets	2,331	(7,042)
Accounts payable, accrued and other liabilities	(15,446)	16,271
Income taxes	547	576
Deferred revenue	18,832	15,696
Net cash provided by operating activities	102,868	112,346

Investing activities:
Purchase of property and equipment	(1,928)	(11,358)
Net maturities of investments	-	1,439
Net cash used in investing activities	(1,928)	(9,919)

Financing activities:
Purchase of common stock	(43,523)	(86,459)
Net cash used in financing activities	(43,523)	(86,459)

Foreign currency impact on cash	(1,841)	(1,476)

Net change in cash and cash equivalents	55,576	14,492
Cash and cash equivalents at beginning of period	110,678	99,126
Cash and cash equivalents at end of period	$166,254	$113,618

MANHATTAN ASSOCIATES, INC.

SUPPLEMENTAL INFORMATION

1.	Corporate Response to COVID-19:

Regarding the COVID-19 pandemic, we remain cautious about the global recovery, which we expect to be slow and protracted. In the nine months ended September 30, 2020, we experienced solid demand for our cloud-based supply chain and omnichannel commerce solutions and our competitive win rates remain strong. In May, we launched Manhattan Active® Warehouse Management, the next generation of Warehouse Management solutions. We have rearchitected our warehouse management solution from the ground up as a cloud-native, microservices based, versionless application. The reception has been positive and pipeline opportunities continue to build. Our solutions are mission critical, supporting large and complex global supply chains. While we are experiencing strong demand and expect continued growth for our Cloud solutions, sales cycles could extend as customers and prospects continue to evaluate our industry leading, modern solutions, specifically Manhattan Active Warehouse Management. Our Professional Services revenue through the nine months ended September 30, 2020, is approximately 15% lower, and excluding billed travel, approximately 12% lower than the nine months ending September 30, 2019, as clients delay projects due to COVID-19. We have had no notable cancellations in 2020. For the fourth quarter of 2020, we expect Services revenue to be lower than the previous year, primarily driven by COVID-19, as well as our traditional retail peak season impact, which typically occurs in the fourth quarter.

2.	GAAP and Adjusted earnings per share by quarter are as follows:
	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
GAAP Diluted EPS	$0.32	$0.32	$0.42	$0.26	$1.32	$0.35	$0.30	$0.39	$1.04
Adjustments to GAAP:
Equity-based compensation	0.08	0.10	0.09	0.14	0.42	0.10	0.10	0.13	0.33
Tax benefit of stock awards vested	-	-	-	-	-	(0.06)	-	-	(0.06)
Purchase amortization	-	-	-	-	-	-	-	-	-
Adjusted Diluted EPS	$0.41	$0.42	$0.51	$0.40	$1.74	$0.40	$0.40	$0.51	$1.32
Fully Diluted Shares	65,204	65,093	64,992	64,807	65,103	64,342	64,126	64,427	64,298

3.Revenues and operating income by reportable segment are as follows (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue:
Americas	$114,873	$121,778	$132,028	$121,155	$489,834	$123,146	$107,368	$121,168	$351,682
EMEA	26,288	25,043	22,978	23,964	98,273	24,313	21,558	21,721	67,592
APAC	7,243	7,520	7,269	7,810	29,842	6,444	6,704	6,868	20,016
	$148,404	$154,341	$162,275	$152,929	$617,949	$153,903	$135,630	$149,757	$439,290

GAAP Operating Income:
Americas	$18,051	$16,826	$26,310	$17,437	$78,624	$16,282	$18,984	$27,296	$62,562
EMEA	7,734	8,057	6,371	4,772	26,934	6,313	5,515	5,319	17,147
APAC	2,491	2,699	2,316	2,860	10,366	1,601	2,193	2,361	6,155
	$28,276	$27,582	$34,997	$25,069	$115,924	$24,196	$26,692	$34,976	$85,864

Adjustments (pre-tax):
Americas:
Equity-based compensation	$7,182	$8,462	8,002	$8,195	$31,841	$7,564	$7,492	$9,012	$24,068
Purchase amortization	108	107	108	107	430	107	110	107	324
	$7,290	$8,569	$8,110	$8,302	$32,271	$7,671	$7,602	$9,119	$24,392

Adjusted non-GAAP Operating Income:
Americas	$25,341	$25,395	$34,420	$25,739	$110,895	$23,953	$26,586	$36,415	$86,954
EMEA	7,734	8,057	6,371	4,772	26,934	6,313	5,515	5,319	17,147
APAC	2,491	2,699	2,316	2,860	10,366	1,601	2,193	2,361	6,155
	$35,566	$36,151	$43,107	$33,371	$148,195	$31,867	$34,294	$44,095	$110,256

4.	Impact of Currency Fluctuation

The following table reflects the increases (decreases) in the results of operations for each period attributable to the change in foreign currency exchange rates from the prior period as well as foreign currency gains (losses) included in other income, net for each period (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Revenue	$(2,419)	$(1,906)	$(1,352)	$(670)	$(6,347)	$(988)	$(777)	$1,165	$(600)
Costs and expenses	(2,686)	(1,696)	(988)	(346)	(5,716)	(996)	(1,430)	291	(2,135)
Operating income	267	(210)	(364)	(324)	(631)	8	653	874	1,535
Foreign currency (losses) gains in other income	(590)	(377)	298	(325)	(994)	1,348	(193)	(913)	242
	$(323)	$(587)	$(66)	$(649)	$(1,625)	$1,356	$460	$(39)	$1,777

Manhattan Associates has a large research and development center in Bangalore, India. The following table reflects the increases (decreases) in the financial results for each period attributable to changes in the Indian Rupee exchange rate (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Operating income	$981	$438	$51	$(140)	$1,330	$308	$895	$601	$1,804
Foreign currency (losses) gains in other income	(182)	(127)	437	284	412	1,450	262	(1,165)	547
Total impact of changes in the Indian Rupee	$799	$311	$488	$144	$1,742	$1,758	$1,157	$(564)	$2,351

5.Other income includes the following components (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Interest income	$231	$178	$191	$115	$715	$68	$28	$8	$104
Foreign currency (losses) gains	(590)	(377)	298	(325)	(994)	1,348	(193)	(913)	242
Other non-operating (expense) income	(12)	128	321	(5)	432	4	7	14	25
Total other (loss) income	$(371)	$(71)	$810	$(215)	$153	$1,420	$(158)	$(891)	$371

6.Capital expenditures are as follows (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Capital expenditures	$616	$2,689	$8,053	$3,835	$15,193	$1,245	$507	$176	$1,928
7.	Stock Repurchase Activity (in thousands):

	2019					2020
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Full Year	1st Qtr	2nd Qtr	3rd Qtr	YTD
Shares purchased under publicly announced buy-back program	464	302	429	445	1,640	337	-	-	337
Shares withheld for taxes due upon vesting of restricted stock units	106	1	4	1	112	219	2	4	225
Total shares purchased	570	303	433	446	1,752	556	2	4	562

Total cash paid for shares purchased under publicly announced buy-back program	$24,927	$19,993	$35,955	$34,992	$115,867	$25,000	$-	$-	$25,000
Total cash paid for shares withheld for taxes due upon vesting of restricted stock units	5,233	85	266	36	5,620	18,032	123	368	18,523
Total cash paid for shares repurchased	$30,160	$20,078	$36,221	$35,028	$121,487	$43,032	$123	$368	$43,523

8. Remaining Performance Obligations

Under the new revenue recognition standard, we now disclose revenue we expect to recognize from our remaining performance obligations. Our reported performance obligations primarily represent cloud subscriptions with a non-cancelable term greater than one year (including cloud-deferred revenue as well as amounts we will invoice and recognize as revenue from our performance of cloud services in future periods). Our deferred revenue on the balance sheet primarily relates to our maintenance contracts, which are typically one year in duration and are not included in the remaining performance obligations. Below are our remaining performance obligations as of the end of each period (in thousands):

	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020
Remaining Performance Obligations	$100,532	$120,403	$152,043	$171,665	$202,793	$225,470	$257,287